Exhibit 10.73

THIRTEENTH AMENDMENT TO THE

PARSONS CORPORATION RETIREMENT SAVINGS PLAN

(2017 AMENDMENT AND RESTATEMENT)

The Parsons Corporation Retirement Savings Plan (2017 Amendment and Restatement), as previously amended (the “Plan”) is hereby amended as follows:

1.
In furtherance of the Twelfth Amendment to the Parsons Corporation Retirement Savings Plan (2017 Amendment and Restatement) approved by the Board of Directors on January 20, 2025, the Plan is amended to provide that Employer matching contributions are made on the last business day of the month following the end of each quarter during the Plan Year (March 31, June 30, September 30 and December 31) in which a Plan participant’s account was credited with the participant’s deferral contributions.
2.
There will be an additional matching contribution on the last business day of the month following the end of the Plan year for the purpose of making any necessary adjustments for participants receiving quarterly matching contributions over the course of the Plan year that were, in the aggregate, less than the participant would have received if the calculations had been made annually. In such event, the affected participant will receive a contribution to address any such shortfall.
3.
All other terms and conditions of the Plan, and all previous amendments thereto, shall remain in full force and effect.

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Exhibit 10.73

IN WITNESS WHEREOF, this instrument of amendment is executed this 14th day of April 2025.

PARSONS CORPORATION

By:

Name:

Title: _________________________________